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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 24, 1998, with respect to the consolidated financial statements of Birch Telecom, Inc., and May 15, 1998, with respect to the consolidated financial statements of Valu-Line Companies, Inc., in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-62797) and related Prospectus of Birch Telecom, Inc. for the registration of 14% Senior Notes due 2008.




                                                               Ernst & Young LLP



Kansas City, Missouri
October 22, 1998